Exhibit 99.1

Contacts:	For Media:	John Calagna
(212) 578-6252

	For Investors:	Edward Spehar
(212) 578-7888

METLIFE ANNOUNCES SECOND QUARTER 2013 RESULTS

NEW YORK, July 31, 2013 – MetLife, Inc. (NYSE: MET) today reported the following results for the second quarter of 2013:

MetLife reported operating earnings* of $1.6 billion, or $1.44 per share, up 11% over the second quarter of 2012. Operating earnings in the Americas grew 18% and Asia increased 18% (27% on a constant currency basis). Operating earnings in Europe, the Middle East and Africa (EMEA) decreased 13% on both a reported and constant currency basis. Adjusted for one-time items in both periods, EMEA operating earnings grew 9% on both a reported and constant currency basis.

On a GAAP basis, MetLife reported second quarter 2013 net income of $471 million, or $0.43 per share, including $1.1 billion, after tax, in net derivative losses. Increases in interest rates, changes in foreign currencies and the impact of MetLife’s own credit during the quarter contributed to the net derivative losses. MetLife uses derivatives as part of its broader asset-liability management strategy to hedge certain risks, such as movements in interest rates and foreign currencies. This hedging activity often generates derivative gains or losses and creates fluctuations in net income because the risk being hedged may not have the same GAAP accounting treatment.

Premiums, fees & other revenues* were $11.9 billion, up 3% (6% on a constant currency basis) over the second quarter of 2012. Excluding pension closeout sales (which often fluctuate significantly from quarter to quarter), total premiums, fees & other revenues grew 4% (7% on a constant currency basis).

Book value, excluding accumulated other comprehensive income (AOCI) *, was $47.20 per share, down 3% from the second quarter of 2012, primarily due to net derivative losses that resulted in lower net income.

“MetLife delivered strong performance in the second quarter through favorable investment margins, expense discipline in the U.S. and good results in Asia,” said Steven A. Kandarian, chairman, president and chief executive officer of MetLife, Inc. “We continued to execute on our strategy by growing our top line in emerging markets and shifting our business mix toward lower capital intensive products. We expect our strategy will continue to increase shareholder value over time.”

SECOND QUARTER 2013 SUMMARY

($ in millions, except per share data)	For the three months ended June 30,
	2013	2012	Change
Premiums, fees & other revenues	$ 11,938	$11,564	3%
Total operating revenues	$ 17,042	$16,736	2%

Net income	$ 471	$ 2,264	–
Net income per share	$ 0.43	$ 2.12	–

Operating earnings	$ 1,593	$ 1,432	11%
Operating earnings per share	$ 1.44	$ 1.34	7%

Book value per share	$ 52.85	$ 56.83	(7%)
Book value per share, excluding AOCI	$ 47.20	$ 48.60	(3%)

*Information regarding the non-GAAP financial measures included in this press release and the reconciliation of these measures to the most directly comparable GAAP measures is provided in the Non-GAAP and Other Financial Disclosures discussion below, as well as in the tables that accompany this release and/or the Second Quarter 2013 Financial Supplement, which is available on the Investor Relations section of www.metlife.com.

BUSINESS DISCUSSIONS

All comparisons of the results for the second quarter of 2013 in the business discussions that follow are with the second quarter of 2012, unless otherwise noted. All comparisons on a constant currency basis are calculated using the average foreign currency exchange rates for the current period and are applied to the prior period.

THE AMERICAS

Total operating earnings for the Americas increased 18% to $1.3 billion, driven by strong results in the U.S. Premiums, fees & other revenues for the Americas were $8.7 billion, up 4%, primarily driven by growth in the Retail and Group, Voluntary & Worksite Benefits businesses and in Latin America. Excluding pension closeouts, premiums, fees & other revenues for the Americas were up 5%.

Retail

Operating earnings for Retail were $581 million, up 42%, due to favorable market performance, disciplined expense management, favorable deferred acquisition cost (DAC) amortization and investment margins. Premiums, fees & other revenues for Retail were $3.1 billion, up 6%, driven by separate account fee growth and higher property & casualty premiums. Second quarter 2013 variable annuity sales were $2.8 billion, down 40%.

Group, Voluntary & Worksite Benefits

Operating earnings for Group, Voluntary & Worksite Benefits were $275 million, up 3%, driven by disability and dental results. Premiums, fees & other revenues for Group, Voluntary & Worksite Benefits were $4.1 billion, up 3%, due to growth in the dental, disability and voluntary/worksite businesses.

Corporate Benefit Funding

Operating earnings for Corporate Benefit Funding were $350 million, up 10%, driven by higher interest margins and improvements in underwriting results. Premiums, fees & other revenues for Corporate Benefit Funding were $635 million, down 2%, due to lower U.K. pension closeouts and structured settlement sales. Excluding pension closeouts, premiums, fees & other revenues were up 10%.

Latin America

Operating earnings for Latin America were $125 million, down 7% (11% on a constant currency basis), reflecting an increase in expenses related to business growth, as well as lower investment income. Premiums, fees & other revenues in Latin America were $950 million, up 12% (8% on a constant currency basis), and total sales increased 32%, reflecting business growth in Mexico and an increase in direct marketing sales in Argentina and Chile.

ASIA

Operating earnings for Asia were $330 million, up 18% (27% on a constant currency basis) predominantly driven by strong underlying business growth across the region, together with higher fee income due to increases in policyholder surrenders for certain foreign currency fixed annuity products in Japan. Premiums, fees & other revenues in Asia were $2.5 billion, up 2% (17% on a constant currency basis) due to strong business growth and higher surrenders in Japan. Total sales for the region were up 3% primarily due to growth in Japan, China and India.

EMEA

Operating earnings for EMEA were $68 million, down 13% on both a reported and constant currency basis due to a prior period benefit of $12 million in Greece and certain items negatively impacting the current period by $4 million. These items include a $26 million write-down of DAC and insurance intangible assets related to proposed pension reforms in Poland, offset by a $22 million benefit from tax related items. Adjusted for these current and prior period items, operating earnings were up 9% on both a reported and constant currency basis, driven by growth across Central Europe, the Middle East and Russia. EMEA premiums, fees & other revenues were $688 million, down 5% compared to the second quarter of 2012, as the prior period reflects the previously announced exit from certain businesses in the U.K. in the third quarter of 2012. Adjusted for this item, premiums, fees & other revenues were up 9% (11% on a constant currency basis). Total sales for the region increased 10% driven by strong growth in emerging markets.

INVESTMENTS

Net investment income was relatively unchanged at $5.1 billion. Variable investment income was $312 million ($202 million, after tax and DAC), compared with $371 million ($242 million, after tax and DAC) in the second quarter of 2012.

Investment portfolio net gains were $107 million, after tax, compared with net gains of $4 million, after tax, in the second quarter of 2012.

Increases in interest rates, changes in foreign currencies and the impact of MetLife’s own credit during the quarter contributed to derivative net losses of $1.2 billion, after tax and other adjustments. Derivative net gains in the second quarter of 2012 were $1.3 billion, after tax and other adjustments. Derivative gains or losses related to MetLife’s own credit do not have an economic impact on the company.

CORPORATE & OTHER

Corporate & Other had an operating loss of $136 million, compared with an operating loss of $53 million in the second quarter of 2012, primarily due to lower net investment income.

Conference Call

MetLife will hold its second quarter 2013 earnings conference call and audio Webcast on Thursday, August 1, 2013, from 8:00 to 9:00 a.m. (ET). The conference call will be available live via telephone and the Internet. To listen via telephone, dial (800) 230-1074 (U.S.) or (612) 288-0337 (outside the U.S.). To listen to the conference call via the Internet, visit www.metlife.com (through a link on the Investor Relations page). Those who want to listen to the call via telephone or the Internet should dial in or go to the Web site at least 15 minutes prior to the call to register, and/or download and install any necessary audio software.

The conference call will be available for replay via telephone and the Internet beginning at 10:00 a.m. (ET) on Thursday, August 1, 2013, until Thursday, August 8, 2013 at 11:59 p.m. (ET). To listen to a replay of the conference call via telephone, dial (800) 475-6701 (U.S.) or (320) 365-3844 (outside the U.S.). The access code for the replay is 277736. To access the replay of the conference call via the Internet, visit the above-mentioned Web site.

About MetLife

MetLife, Inc. is a leading global provider of insurance, annuities and employee benefit programs, serving 90 million customers. Through its subsidiaries and affiliates, MetLife holds leading market positions in the United States, Japan, Latin America, Asia, Europe and the Middle East. For more information, visit www.metlife.com.

Non-GAAP and Other Financial Disclosures

Any references in this press release (except in this section and in the tables that accompany this release) to net income (loss), net income (loss) per share, operating earnings, operating earnings per share, book value per share, book value per share, excluding AOCI, premiums, fees and other revenues, and operating return on equity, should be read as net income (loss) available to MetLife, Inc.’s common shareholders, net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share, operating earnings available to common shareholders, operating earnings available to common shareholders per diluted common share, book value per common share, book value per common share, excluding AOCI, premiums, fees and other revenues (operating), and operating return on MetLife, Inc.’s common equity, excluding AOCI, respectively.

Operating earnings is the measure of segment profit or loss that MetLife uses to evaluate segment performance and allocate resources. Consistent with accounting principles generally accepted in the United States of America (GAAP) accounting guidance for segment reporting, operating earnings is MetLife’s measure of segment performance. Operating earnings is also a measure by which MetLife senior management’s and many other employees’ performance is evaluated for the purposes of determining their compensation under applicable compensation plans.

Operating earnings is defined as operating revenues less operating expenses, both net of income tax. Operating earnings available to common shareholders is defined as operating earnings less preferred stock dividends.

Operating revenues and operating expenses exclude results of discontinued operations and other businesses that have been or will be sold or exited by MetLife. Operating revenues also excludes net investment gains (losses) (NIGL) and net derivative gains (losses) (NDGL). Operating expenses also excludes goodwill impairments.

The following additional adjustments are made to GAAP revenues, in the line items indicated, in calculating operating revenues:

•

Universal life and investment-type product policy fees excludes the amortization of unearned revenue related to NIGL and NDGL and certain variable annuity guaranteed minimum income benefits (GMIB) fees (GMIB fees);

•

Net investment income: (i) includes amounts for scheduled periodic settlement payments and amortization of premium on derivatives that are hedges of investments or that are used to replicate certain investments but do not qualify for hedge accounting treatment, (ii) includes income from discontinued real estate operations, (iii) excludes post-tax operating earnings adjustments relating to insurance joint ventures accounted for under the equity method, (iv) excludes certain amounts related to contractholder-directed unit-linked investments, and (v) excludes certain amounts related to securitization entities that are variable interest entities (VIEs) consolidated under GAAP; and

•	Other revenues are adjusted for settlements of foreign currency earnings hedges.

The following additional adjustments are made to GAAP expenses, in the line items indicated, in calculating operating expenses:

•

Policyholder benefits and claims and policyholder dividends excludes: (i) changes in the policyholder dividend obligation related to NIGL and NDGL, (ii) inflation-indexed benefit adjustments associated with contracts backed by inflation-indexed investments and amounts associated with periodic crediting rate adjustments based on the total return of a contractually referenced pool of assets, (iii) benefits and hedging costs related to GMIBs (GMIB costs), and (iv) market value adjustments associated with surrenders or terminations of contracts (Market value adjustments);

•

Interest credited to policyholder account balances includes adjustments for scheduled periodic settlement payments and amortization of premium on derivatives that are hedges of policyholder account balances but do not qualify for hedge accounting treatment and excludes amounts related to net investment income earned on contractholder-directed unit-linked investments;

•	Amortization of DAC and value of business acquired (VOBA) excludes amounts related to: (i) NIGL and NDGL, (ii) GMIB fees and GMIB costs and (iii) Market value adjustments;
•	Amortization of negative VOBA excludes amounts related to Market value adjustments;
•	Interest expense on debt excludes certain amounts related to securitization entities that are VIEs consolidated under GAAP; and
•	Other expenses excludes costs related to: (i) noncontrolling interests, (ii) implementation of new insurance regulatory requirements, and (iii) acquisition and integration costs.

Operating earnings also excludes the recognition of certain contingent assets and liabilities that could not be recognized at acquisition or adjusted for during the measurement period under GAAP business combination accounting guidance.

MetLife believes the presentation of operating earnings and operating earnings available to common shareholders as MetLife measures it for management purposes enhances the understanding of the company’s performance by highlighting the results of operations and the underlying profitability drivers of the business. Operating revenues, operating expenses, operating earnings, operating earnings available to common shareholders, operating earnings available to common shareholders per diluted common share, book value per common share, excluding AOCI, book value per diluted common share, excluding AOCI, operating return on MetLife, Inc.’s common equity, operating return on MetLife, Inc.’s common equity, excluding AOCI, investment portfolio gains (losses) and derivative gains (losses) should not be viewed as substitutes for the following financial measures calculated in accordance with GAAP: GAAP revenues, GAAP expenses, income (loss) from continuing operations, net of income tax, net income (loss) available to MetLife, Inc.’s common shareholders, net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share, book value per common share, book value per diluted common share, return on MetLife, Inc.’s common equity, return on MetLife, Inc.’s common equity, excluding AOCI, net investment gains (losses) and net derivative gains (losses), respectively. Reconciliations of these measures to the most directly comparable GAAP measures are included in the Second Quarter 2013 Financial Supplement and/or in the tables that accompany this earnings press release.

Operating return on MetLife, Inc.’s common equity is defined as operating earnings available to common shareholders divided by average GAAP common equity.

Operating expense ratio is calculated by dividing operating expenses (other expenses, net of capitalization of DAC) by operating premiums, fees and other revenues.

Statistical sales information for life insurance is calculated by MetLife using the LIMRA International, Inc. definition of sales for core direct sales, excluding company sponsored internal exchanges, corporate-owned life insurance, bank-owned life insurance, and private placement variable universal life insurance. Individual annuities sales consists of statutory premiums direct and assumed, excluding company sponsored internal exchanges.

Forward-Looking Statements

This press release may contain or incorporate by reference information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, trends in operations and financial results.

Any or all forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining the actual future results of MetLife, Inc., its subsidiaries and affiliates. These statements are based on current expectations and the current economic environment. They involve a number of risks and uncertainties that are difficult to predict. These statements are not guarantees of future performance. Actual results could differ materially from those expressed or implied in the forward-looking statements. Risks, uncertainties, and other factors that might cause such differences include the risks, uncertainties and other factors identified in MetLife, Inc.’s filings with the U.S. Securities and Exchange Commission (the “SEC”). These factors include: (1) difficult conditions in the global capital markets; (2) increased volatility and disruption of the capital and credit markets, which may affect our ability to meet liquidity needs and access capital, including through our credit facilities, generate fee income and market-related revenue and finance statutory reserve requirements and may require us to pledge collateral or make payments related to declines in value of specified assets, including assets supporting risks ceded to certain of our captive reinsurers or hedging arrangements associated with those risks; (3) exposure to financial and capital market risk, including as a result of the disruption in Europe and possible withdrawal of one or more countries from the Euro zone; (4) impact of comprehensive financial services regulation reform on us, as a potential non-bank systemically important financial institution, or otherwise; (5) numerous rulemaking initiatives required or permitted by the Dodd-Frank Wall Street Reform and Consumer Protection Act which may impact how we conduct our business, including those compelling the liquidation of certain financial institutions; (6) regulatory, legislative or tax changes relating to our insurance, international, or other operations that may affect the cost of, or demand for, our products or services, or increase the cost or administrative burdens of providing benefits to employees; (7) adverse results or other consequences from litigation, arbitration or regulatory investigations; (8) potential liquidity and other risks resulting from our participation in a securities lending program and other transactions; (9) investment losses and defaults, and changes to investment valuations; (10) changes in assumptions related to investment valuations, deferred policy acquisition costs, deferred sales inducements, value of business acquired or goodwill; (11) impairments of goodwill and realized losses or market value impairments to illiquid assets; (12) defaults on our mortgage loans; (13) the defaults or deteriorating credit of other financial institutions that could adversely affect us; (14) economic, political, legal, currency and other risks relating to our international operations, including with respect to fluctuations of exchange rates; (15) downgrades in our claims paying ability, financial strength or credit ratings; (16) a deterioration in the experience of the “closed block” established in connection with the reorganization of Metropolitan Life Insurance Company; (17) availability and effectiveness of reinsurance or indemnification arrangements, as well as any default or failure of counterparties to perform; (18) differences between actual claims experience and underwriting and reserving assumptions; (19) ineffectiveness of risk management policies and procedures; (20) catastrophe losses; (21) increasing cost and limited market capacity for statutory life insurance reserve financings; (22) heightened competition, including with respect to pricing, entry of new competitors, consolidation of distributors, the development of new products by new and existing competitors, and for personnel; (23) exposure to losses related to variable annuity guarantee benefits, including from significant and sustained downturns or extreme volatility in equity markets, reduced interest rates, unanticipated policyholder behavior, mortality or longevity, and the adjustment for nonperformance risk; (24) our ability to address unforeseen liabilities, asset impairments, or rating actions arising from acquisitions or dispositions, including our acquisition of American Life Insurance Company and Delaware American Life Insurance Company (collectively, “ALICO”) and to successfully integrate and manage the growth of acquired businesses with minimal disruption; (25) uncertainty with respect to the outcome of the closing agreement entered into with the United States Internal Revenue Service in connection with the acquisition of ALICO; (26) the dilutive impact on our stockholders resulting from the settlement of our outstanding common equity units; (27) regulatory and other restrictions affecting MetLife, Inc.’s ability to pay dividends and repurchase common stock; (28) MetLife, Inc.’s primary reliance, as a holding company, on dividends from its subsidiaries to meet debt payment obligations and the applicable regulatory restrictions on the ability of the subsidiaries to pay such dividends; (29) the possibility that MetLife, Inc.’s Board of Directors may control the outcome of stockholder votes through the voting provisions of the MetLife Policyholder Trust; (30) changes in accounting standards, practices and/or policies; (31) increased expenses relating to pension and postretirement benefit plans, as well as health care and other employee benefits; (32) inability to protect our intellectual property rights or claims of infringement of the intellectual property rights of others; (33) inability to attract and retain sales representatives; (34) provisions of laws and our incorporation documents may delay, deter or prevent takeovers and corporate combinations involving MetLife; (35) the effects of business disruption or economic contraction due to disasters such as terrorist attacks, cyberattacks, other hostilities, or natural catastrophes, including any related impact on the value of our investment portfolio, our disaster recovery systems, cyber- or other information security systems and management continuity planning; (36) the effectiveness of our programs and practices in avoiding giving our associates incentives to take excessive risks; and (37) other risks and uncertainties described from time to time in MetLife, Inc.’s filings with the SEC.

MetLife, Inc. does not undertake any obligation to publicly correct or update any forward-looking statement if MetLife, Inc. later becomes aware that such statement is not likely to be achieved. Please consult any further disclosures MetLife, Inc. makes on related subjects in reports to the SEC.

# # #

MetLife, Inc.

Consolidated Statements of Operating Earnings Available to Common Shareholders

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
	(In millions)		(In millions)
OPERATING REVENUES
Premiums	$9,157	$9,139	$18,308	$18,246
Universal life and investment-type product policy fees	2,281	1,999	4,492	4,008
Net investment income	5,104	5,172	10,236	10,249
Other revenues	500	426	981	878

Total operating revenues	17,042	16,736	34,017	33,381

OPERATING EXPENSES
Policyholder benefits and claims and policyholder dividends	9,204	9,132	18,310	18,071
Interest credited to policyholder account balances	1,521	1,525	3,075	3,064
Capitalization of DAC	(1,212)	(1,313)	(2,468)	(2,675)
Amortization of DAC and VOBA	1,105	1,162	2,121	2,180
Amortization of negative VOBA	(124)	(164)	(255)	(301)
Interest expense on debt	287	297	575	612
Other expenses	4,014	4,051	8,101	8,294

Total operating expenses	14,795	14,690	29,459	29,245

Operating earnings before provision for income tax	2,247	2,046	4,558	4,136
Provision for income tax expense (benefit)	623	583	1,269	1,179

Operating earnings	1,624	1,463	3,289	2,957
Preferred stock dividends	31	31	61	61

OPERATING EARNINGS AVAILABLE TO COMMON SHAREHOLDERS	$1,593	$1,432	$3,228	$2,896

Reconciliation to Net Income (Loss) and Financial Statement Line Item Adjustments from GAAP
Operating earnings	$1,624	$1,463	$3,289	$2,957
Adjustments from operating earnings to income (loss) from continuing operations, net of income tax:
Net investment gains (losses) (1)	110	(64)	424	(174)
Net derivative gains (losses)	(1,690)	2,092	(2,320)	114
Premiums	1	22	1	44
Universal life and investment-type product policy fees	90	98	170	167
Net investment income	178	(453)	1,123	670
Other revenues	(10)	(33)	(11)	112
Policyholder benefits and claims and policyholder dividends	(85)	(131)	(687)	(639)
Interest credited to policyholder account balances	(325)	503	(1,361)	(515)
Capitalization of DAC	-	2	-	4
Amortization of DAC and VOBA	147	(317)	339	(13)
Amortization of negative VOBA	14	17	29	35
Interest expense on debt	(34)	(45)	(67)	(88)
Other expenses (1)	(82)	(399)	(390)	(924)
Goodwill impairment	-	-	-	-
Provision for income tax (expense) benefit (1)	570	(455)	964	416

Income (loss) from continuing operations, net of income tax	508	2,300	1,503	2,166
Income (loss) from discontinued operations, net of income tax	2	3	(1)	17

Net income (loss)	510	2,303	1,502	2,183
Less: Net income (loss) attributable to noncontrolling interests	8	8	14	32

Net income (loss) attributable to MetLife, Inc.	502	2,295	1,488	2,151
Less: Preferred stock dividends	31	31	61	61

Net income (loss) available to MetLife, Inc.’s common shareholders	$471	$2,264	$1,427	$2,090

See footnotes on last page.

MetLife, Inc.

(Unaudited)

	For the Three Months Ended				For the Six Months Ended
	June 30,				June 30,
	2013		2012		2013		2012
		Earnings Per Weighted Average Common Shares Diluted (2)		Earnings Per Weighted Average Common Shares Diluted (2)		Earnings Per Weighted Average Common Shares Diluted (2)		Earnings Per Weighted Average Common Shares Diluted (2)
	(In millions, except per share data)				(In millions, except per share data)
Reconciliation to Net Income (Loss) Available to MetLife, Inc.’s Common Shareholders
Operating earnings available to common shareholders	$1,593	$1.44	$1,432	$1.34	$3,228	$2.92	$2,896	$2.71

Adjustments from operating earnings available to common shareholders to net income (loss) available to MetLife, Inc.’s common shareholders:
Add: Net investment gains (losses) (1)	110	0.10	(64)	(0.06)	424	0.38	(174)	(0.16)
Add: Net derivative gains (losses)	(1,690)	(1.53)	2,092	1.96	(2,320)	(2.10)	114	0.11
Add: Other adjustments to continuing operations (1)	(106)	(0.09)	(736)	(0.68)	(854)	(0.77)	(1,147)	(1.08)
Add: Provision for income tax (expense) benefit (1)	570	0.52	(455)	(0.43)	964	0.87	416	0.38
Add: Income (loss) from discontinued operations, net of income tax	2	-	3	-	(1)	-	17	0.02
Less: Net income (loss) attributable to noncontrolling interests	8	0.01	8	0.01	14	0.01	32	0.03

Net income (loss) available to MetLife, Inc.’s common shareholders	$471	$0.43	$2,264	$2.12	$1,427	$1.29	$2,090	$1.95

Weighted average common shares outstanding - diluted		1,106.7		1,070.0		1,104.7		1,069.5

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
	(In millions)		(In millions)
Reconciliation to GAAP Premiums, Fees and Other Revenues
Total operating premiums, fees and other revenues	$11,938	$11,564	$23,781	$23,132
Add: Adjustments to premiums, fees and other revenues	81	87	160	323

Total premiums, fees and other revenues	$12,019	$11,651	$23,941	$23,455

Reconciliation to GAAP Revenues and GAAP Expenses
Total operating revenues	$17,042	$16,736	$34,017	$33,381
Add: Net investment gains (losses) (1)	110	(64)	424	(174)
Add: Net derivative gains (losses)	(1,690)	2,092	(2,320)	114
Add: Adjustments related to net investment gains (losses) and net derivative gains (losses)	5	20	2	14
Add: Other adjustments to revenues	254	(386)	1,281	979

Total revenues	$15,721	$18,398	$33,404	$34,314

Total operating expenses	$14,795	$14,690	$29,459	$29,245
Add: Adjustments related to net investment gains (losses) and net derivative gains (losses)	(104)	257	(182)	65
Add: Other adjustments to expenses (1)	469	113	2,319	2,075

Total expenses	$15,160	$15,060	$31,596	$31,385

			June 30,
Book Value Per Common Share (3)			2013	2012
Book value per common share, excluding accumulated other comprehensive income (loss) - (actual common shares outstanding)			$47.20	$48.60
Add: Accumulated other comprehensive income (loss) per common share			5.65	8.23

Book value per common share - (actual common shares outstanding)			$52.85	$56.83

Common shares outstanding, end of period (in millions)			1,096.6	1,062.2

			Three Months Ended
			June 30,
Return on MetLife, Inc.’s Common Equity (4)			2013
Operating return on MetLife, Inc.’s common equity, excluding accumulated other comprehensive income (loss) (5)			12.3%
Operating return on MetLife, Inc.’s common equity (5)			10.6%
Return on MetLife, Inc.’s common equity, excluding accumulated other comprehensive income (loss) (6)			3.6%
Return on MetLife, Inc.’s common equity (6)			3.1%

 See footnotes on last page.

MetLife, Inc.

Reconciliations to Net Income (Loss) Available to Common Shareholders

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
	(In millions)		(In millions)
Total Americas Operations:
Operating earnings available to common shareholders	$1,331	$1,128	$2,629	$2,286
Add: Net investment gains (losses)	1	202	113	167
Add: Net derivative gains (losses)	(968)	1,801	(1,139)	694
Add: Other adjustments to continuing operations	121	(435)	(216)	(625)
Add: Provision for income tax (expense) benefit	300	(565)	438	(99)
Add: Income (loss) from discontinued operations, net of income tax	-	3	-	17
Less: Net income (loss) attributable to noncontrolling interests	-	1	-	1

Net income (loss) available to MetLife, Inc.’s common shareholders	$785	$2,133	$1,825	$2,439

Retail:
Operating earnings available to common shareholders	$581	$408	$1,207	$877
Add: Net investment gains (losses)	23	58	96	125
Add: Net derivative gains (losses)	(421)	972	(577)	446
Add: Other adjustments to continuing operations	(32)	(262)	(296)	(368)
Add: Provision for income tax (expense) benefit	150	(269)	272	(71)
Add: Income (loss) from discontinued operations, net of income tax	-	-	-	10

Net income (loss) available to MetLife, Inc.’s common shareholders	$301	$907	$702	$1,019

Group, Voluntary & Worksite Benefits:
Operating earnings available to common shareholders	$275	$267	$505	$510
Add: Net investment gains (losses)	(28)	13	(11)	6
Add: Net derivative gains (losses)	(310)	555	(439)	180
Add: Other adjustments to continuing operations	(45)	(38)	(85)	(74)
Add: Provision for income tax (expense) benefit	134	(186)	187	(39)

Net income (loss) available to MetLife, Inc.’s common shareholders	$26	$611	$157	$583

Corporate Benefit Funding:
Operating earnings available to common shareholders	$350	$318	$649	$616
Add: Net investment gains (losses)	(3)	144	19	46
Add: Net derivative gains (losses)	(209)	288	(104)	45
Add: Other adjustments to continuing operations	27	(7)	59	14
Add: Provision for income tax (expense) benefit	65	(148)	9	(37)
Add: Income (loss) from discontinued operations, net of income tax	-	3	-	7

Net income (loss) available to MetLife, Inc.’s common shareholders	$230	$598	$632	$691

Latin America:
Operating earnings available to common shareholders	$125	$135	$268	$283
Add: Net investment gains (losses)	9	(13)	9	(10)
Add: Net derivative gains (losses)	(28)	(14)	(19)	23
Add: Other adjustments to continuing operations	171	(128)	106	(197)
Add: Provision for income tax (expense) benefit	(49)	38	(30)	48
Less: Net income (loss) attributable to noncontrolling interests	-	1	-	1

Net income (loss) available to MetLife, Inc.’s common shareholders	$228	$17	$334	$146

Asia:
Operating earnings available to common shareholders	$330	$279	$663	$580
Add: Net investment gains (losses) (1)	85	(43)	213	(121)
Add: Net derivative gains (losses)	(486)	50	(1,038)	20
Add: Other adjustments to continuing operations (1)	(117)	6	(386)	4
Add: Provision for income tax (expense) benefit (1)	154	(21)	437	32
Add: Income (loss) from discontinued operations, net of income tax	(1)	-	(4)	-
Less: Net income (loss) attributable to noncontrolling interests	5	10	9	17

Net income (loss) available to MetLife, Inc.’s common shareholders	$(40)	$261	$(124)	$498

EMEA:
Operating earnings available to common shareholders	$68	$78	$155	$150
Add: Net investment gains (losses)	23	(18)	39	(36)
Add: Net derivative gains (losses)	(4)	14	(10)	43
Add: Other adjustments to continuing operations	(21)	(24)	(13)	(10)
Add: Provision for income tax (expense) benefit	3	36	(19)	14
Less: Net income (loss) attributable to noncontrolling interests	-	(6)	2	11

Net income (loss) available to MetLife, Inc.’s common shareholders	$69	$92	$150	$150

Corporate & Other:
Operating earnings available to common shareholders	$(136)	$(53)	$(219)	$(120)
Add: Net investment gains (losses)	1	(205)	59	(184)
Add: Net derivative gains (losses)	(232)	227	(133)	(643)
Add: Other adjustments to continuing operations	(89)	(283)	(239)	(516)
Add: Provision for income tax (expense) benefit	113	95	108	469
Add: Income (loss) from discontinued operations, net of income tax	3	-	3	-
Less: Net income (loss) attributable to noncontrolling interests	3	3	3	3

Net income (loss) available to MetLife, Inc.’s common shareholders	$(343)	$(222)	$(424)	$(997)

See footnotes on last page.

MetLife, Inc.

GAAP Interim Condensed Consolidated Statements of Operations

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
	(In millions)
Revenues
Premiums	$9,158	$9,161	$18,309	$18,290
Universal life and investment-type product policy fees	2,371	2,097	4,662	4,175
Net investment income	5,282	4,719	11,359	10,919
Other revenues	490	393	970	990
Net investment gains (losses):
Other-than-temporary impairments on fixed maturity securities	(35)	(118)	(64)	(253)
Other-than-temporary impairments on fixed maturity securities transferred to other comprehensive income (loss)	(4)	27	(35)	29
Other net investment gains (losses) (1)	149	27	523	50

Total net investment gains (losses)	110	(64)	424	(174)
Net derivative gains (losses)	(1,690)	2,092	(2,320)	114

Total revenues	15,721	18,398	33,404	34,314

Expenses
Policyholder benefits and claims	8,960	8,911	18,355	18,015
Interest credited to policyholder account balances	1,846	1,022	4,436	3,579
Policyholder dividends	329	352	642	695
Other expenses (1)	4,025	4,775	8,163	9,096

Total expenses	15,160	15,060	31,596	31,385

Income (loss) from continuing operations before provision for income tax	561	3,338	1,808	2,929
Provision for income tax expense (benefit) (1)	53	1,038	305	763

Income (loss) from continuing operations, net of income tax	508	2,300	1,503	2,166
Income (loss) from discontinued operations, net of income tax	2	3	(1)	17

Net income (loss)	510	2,303	1,502	2,183
Less: Net income (loss) attributable to noncontrolling interests	8	8	14	32

Net income (loss) attributable to MetLife, Inc.	502	2,295	1,488	2,151
Less: Preferred stock dividends	31	31	61	61

Net income (loss) available to MetLife, Inc.’s common shareholders	$471	$2,264	$1,427	$2,090

(1)	The three and six months ended June, 30, 2013 include net investment gains of $8 million and $19 million, respectively, expenses of $0 and $154 million, respectively, and a tax benefit of $0 and $119 million, respectively, related to a settlement of an acquisition tax contingency.

(2)	For the three and six months ended June 30, 2013 and 2012, all shares related to the assumed issuance of shares in settlement of the applicable purchase contracts of the common equity units have been excluded from the weighted average common shares outstanding - diluted, as these assumed shares would be anti-dilutive to operating earnings available to common shareholders per common share - diluted and net income available to MetLife, Inc.’s common shareholders per common share - diluted.

(3)	Book value per common share and book value per common share, excluding accumulated other comprehensive income (loss) exclude $2,043 million of equity related to preferred stock.

(4)	Annualized using quarter-to-date results.

(5)	Operating return on MetLife, Inc.’s common equity is defined as operating earnings available to common shareholders divided by average GAAP common equity.

(6)	Return on MetLife, Inc.’s common equity is defined as net income available to common shareholders divided by average GAAP common equity.